Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Advanced Photonix, Inc.

Ann Arbor, Michigan

We hereby consent to the use in this joint proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated June 30, 2014, relating to the consolidated financial statements of Advanced Photonix, Inc. in that joint proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/BDO USA, LLP

Troy, Michigan

March 24, 2015